Limited Power of Attorney

      I, Raymond John Adams III, hereby grant this Power of Attorney to each of the following persons: Cara Hair, Debra Stockton, William H. Gault, and Jana Robinson; whose offices are located at 1437 S. Boulder Avenue, Tulsa, Oklahoma 74114, or any individual with the title General Counsel, Senior Attorney, or Attorney in Helmerich & Payne, Inc. Legal Department, or any individual with the title Corporate Secretary or Assistant Corporate Secretary of Helmerich & Payne, Inc. (hereinafter "attorneys-in-fact").

Each of my attorneys-in-fact shall have full powers and authority to do and undertake the following on my behalf:

(1)   complete,  sign,  and  submit all documents required by the Securities and
      Exchange Commission (the "Commission") under Section 16(a) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78p(a)), Rule 144 of the Securities Act of 1933 (17 CFR ss. 230.144), and all other securities laws and rules applicable due to my status as an officer of Helmerich & Payne, Inc. or its subsidiaries;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such Form with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

Any powers not specifically mentioned herein will not be given.

This limited power of attorney can be revoked at any time for any reason upon written notice.

IN WITNESS WHEREOF, I hereby sign this Limited Power of Attorney as of the date below written.

Date:  September 10, 2020                       /s/ Raymond John Adams
                                              --------------------------------
                                                Raymond John Adams III